                                                                                     Exhibit 31

                                CERTIFICATION PURSUANT TO SECTION 302 OF
                                     THE SARBANES-OXLEY ACT OF 2002

I, Andrew J. Cederoth, certify that:

1.       I have  reviewed  this  annual  report on Form 10-K,  and all  reports  on Form 8-K  containing distribution or servicing  reports filed in respect of periods included in the year covered by this annual report, of Navistar Financial Dealer Note Master Trust;

2.       Based on my knowledge,  the  information in these reports,  taken as a whole,  does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements made, in light of the circumstances  under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.       Based on my knowledge,  the  distribution or servicing  information  required to be provided to the trustee by the Servicer under the pooling and servicing agreement,  for inclusion in these reports, is included in these reports;

4.      I am responsible  for reviewing the activities  performed by the Servicer under the pooling and servicing  agreement  and based upon my  knowledge  and the  independent  public  accountants'
          servicing  report required under that agreement,  and except as disclosed in the reports,  the
          Servicer has fulfilled its obligations under that agreement; and

5.      The reports disclose all significant  deficiencies  relating to the Servicer's  compliance with the  minimum  servicing  standards  based upon the report  provided by an  independent  public accountant,  after  conducting  a review in  compliance  with the Uniform  Single  Attestation
          Program for Mortgage Bankers or similar  procedure,  as set forth in the Pooling and Servicing
          Agreement, that is included in these reports.

6.      In giving the certifications  above, I have reasonably relied on information  provided to me by the following unaffiliated parties: Master Trust Trustee.

                                          NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

                                      By:   Navistar Financial Securities Corporation
                                            (Seller)

                                      By:  /s/ Andrew J. Cederoth
                                               Andrew J. Cederoth
                                               Vice President and Treasurer

October 16, 2003